For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES SECOND QUARTER RESULTS

Earnings per share up 40 percent; 11 percent excluding unusual items;
Two Acxiom clients named Marketer of the Year by the
Direct Marketing Association

LITTLE ROCK, Ark. – October 25, 2012 — Acxiom® Corporation (Nasdaq: ACXM), a recognized leader in marketing services and technology, today announced financial results for its second quarter ended September 30, 2012.

Revenue from continuing operations was $277 million, down 3 percent compared to $286 million for the second quarter last year. Income from continuing operations increased 12 percent to $30 million in the current quarter, compared to $27 million in the prior year. Marketing and data services segment revenue was roughly flat at $194 million, compared to $196 million; U.S. marketing and data services revenue was up 2 percent to $166 million, compared to $162 million. IT infrastructure management segment revenue decreased 5 percent to $70 million in the current quarter compared to $74 million. Earnings per diluted share attributable to Acxiom stockholders were up 40 percent in the current quarter to $0.21, compared to diluted earnings per share of $0.15. Diluted earnings per share increased 11 percent as compared to $0.19 in the prior year, excluding unusual items.

Operating cash flow was $176 million for the trailing twelve months, compared to $197 million for the comparable period a year ago. Free cash flow to equity increased 68 percent to $159 million for the trailing twelve months, compared to $95 million for the comparable period. Free cash flow to equity for the trailing twelve months included $73 million in proceeds from the sale of the company’s background screening business. Free cash flow available to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

“We are encouraged by several aspects of our first half performance and direction,” said Acxiom CEO Scott Howe. “A leading indicator of our future success is the performance of our customers. We are pleased that two of our clients, United Airlines and Macy’s, were both recently named Marketer of the Year by the Direct Marketing Association. While we have much to do, particularly as it relates to our top-line growth, we are building success stories and are excited about what’s ahead for our company.”

Second Quarter Highlights:

·
0perating margin increased approximately 1.5 percentage points to 10.9 percent, as a result of improvements in the company’s IT infrastructure management segment and international operations. Excluding unusual items operating margin improved by approximately 60 basis points.

·
Acxiom repurchased 800,000 shares for $14 million during the quarter. Since August 2011, the company has repurchased 9 million shares, or approximately 11 percent of the outstanding common stock, for $115 million. The company has remaining capacity of approximately $35 million out of the total stock repurchase authorization of $150 million.

·
In the quarter, Acxiom clients United Airlines and Macy’s were both named “Marketer of the Year” by the Direct Marketing Association. United also received the top “Innovation Award.” These awards were given for outstanding achievement in multichannel direct marketing and represent the DMA’s highest honors. United partnered with Acxiom for its MileagePlus program, which delivered personalized and relevant communications to its members. Acxiom worked with Macy’s to create a more complete view of each customer to enable insight-driven communications coordinated across offline and digital channels.

·
Acxiom’s Board of Directors voted to expand its membership from nine to 10 directors and appointed Richard P. Fox, a business consultant and financial expert, to the board. Fox has a strong background in public company financial and accounting matters complemented by his work with digital marketing companies.

·
Acxiom Chief Marketing Officer Tim Suther was selected by the ranking committee of ExecRank as a Top CMO for 2012. The rankings are the result of two years of research and feedback from evaluation committees and top CMOs. ExecRank evaluated over 15,000 CMOs this year to identify the top 500.

Segment Results:

·
Marketing and Data Services: Revenue for the second quarter was $194 million, roughly flat as compared to $196 million for the same period a year ago. U.S. revenue of $166 million was up 2 percent but was offset by declines internationally. Income from operations for the second quarter was $23 million, compared to $27 million in the prior period. Operating margin was 12 percent, compared to 14 percent in the previous year.

·
IT Infrastructure Management: Revenue for the second quarter decreased 5 percent to $70 million, compared to $74 million for the same period a year ago. Income from operations for the quarter was $9 million, compared to $5 million in the prior period. Operating margin was approximately 12 percent, compared to 7 percent a year ago.

·	Other Services: Revenue was $13 million as compared to $17 million in the prior year. Loss from operations was approximately $2 million, compared to $3 million in the prior-year period.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward Looking Statements section of this press release. Acxiom’s estimates for fiscal 2013 are as follows:

·	We continue to expect revenue to be flat to slightly down versus the prior year.

·	We now expect earnings per diluted share to be roughly $0.70 as compared to our previous guidance of $0.60 to $0.65.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY13_Q2_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue from continuing operations and earnings per share as well as statements regarding building momentum and future opportunities for growth. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 25, 2012.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	194,409	195,857	(1,448)	(0.7%)
IT Infrastructure management services	70,061	73,712	(3,651)	(5.0%)
Other services	12,997	16,863	(3,866)	(22.9%)
Total revenue	277,467	286,432	(8,965)	(3.1%)

Operating costs and expenses:
Cost of revenue	209,886	217,487	7,601	3.5%
Selling, general and administrative	37,341	39,429	2,088	5.3%
Gains, losses and other items, net	32	2,465	2,433	98.7%

Total operating costs and expenses	247,259	259,381	12,122	4.7%

Income from operations	30,208	27,051	3,157	11.7%
% Margin	10.9%	9.4%
Other expense:
Interest expense	(3,317)	(4,719)	1,402	29.7%
Other, net	(54)	(965)	911	94.4%

Total other expense	(3,371)	(5,684)	2,313	40.7%

Earnings from continuing operations before income taxes	26,837	21,367	5,470	25.6%

Income taxes	10,465	9,528	(937)	(9.8%)

Net earnings from continuing operations	16,372	11,839	4,533	38.3%

Earnings from discontinued operations, net of tax	-	1,138	(1,138)	(100.0%)

Net earnings	16,372	12,977	3,395	26.2%

Less: Net gain (loss) attributable to noncontrolling interest	(139)	685	(824)	(120.3%)

Net earnings attributable to Acxiom	16,511	12,292	4,219	34.3%

Basic earnings per share:
Net earnings from continuing operations	0.22	0.15	0.07	46.7%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.22	0.16	0.06	37.5%

Net earnings attributable to Acxiom stockholders	0.22	0.15	0.07	46.7%

Diluted earnings per share:
Net earnings from continuing operations	0.21	0.15	0.06	40.0%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.21	0.16	0.05	31.3%

Net earnings attributable to Acxiom stockholders	0.21	0.15	0.06	40.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	380,148	380,853	(705)	(0.2%)
IT Infrastructure management services	140,351	146,762	(6,411)	(4.4%)
Other services	28,627	34,861	(6,234)	(17.9%)
Total revenue	549,126	562,476	(13,350)	(2.4%)

Operating costs and expenses:
Cost of revenue	419,212	435,776	16,564	3.8%
Selling, general and administrative	74,090	76,236	2,146	2.8%
Gains, losses and other items, net	192	2,709	2,517	92.9%

Total operating costs and expenses	493,494	514,721	21,227	4.1%

Income from operations	55,632	47,755	7,877	16.5%
% Margin	10.1%	8.5%
Other expense:
Interest expense	(6,557)	(10,174)	3,617	35.6%
Other, net	(601)	(1,052)	451	42.9%

Total other expense	(7,158)	(11,226)	4,068	36.2%

Earnings from continuing operations before income taxes	48,474	36,529	11,945	32.7%

Income taxes	18,903	15,591	(3,312)	(21.2%)

Net earnings from continuing operations	29,571	20,938	8,633	41.2%

Earnings from discontinued operations, net of tax	-	2,054	(2,054)	(100.0%)

Net earnings	29,571	22,992	6,579	28.6%

Less: Net loss attributable to noncontrolling interest	(273)	(275)	2	0.7%

Net earnings attributable to Acxiom	29,844	23,267	6,577	28.3%

Basic earnings per share:
Net earnings from continuing operations	0.39	0.26	0.13	50.0%
Earnings from discontinued operations	0.00	0.03	(0.03)	(100.0%)
Net earnings	0.39	0.28	0.11	39.3%

Net earnings attributable to Acxiom stockholders	0.39	0.29	0.10	34.5%

Diluted earnings per share:
Net earnings from continuing operations	0.38	0.26	0.12	46.2%
Earnings from discontinued operations	0.00	0.03	(0.03)	(100.0%)
Net earnings	0.38	0.28	0.10	35.7%

Net earnings attributable to Acxiom stockholders	0.38	0.28	0.10	35.7%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Earnings from continuing operations before income taxes	26,837	21,367	48,474	36,529

Income taxes	10,465	9,528	18,903	15,591

Net earnings from continuing operations	16,372	11,839	29,571	20,938

Earnings from discontinued operations, net of tax	-	1,138	-	2,054

Net earnings	16,372	12,977	29,571	22,992

Less: Net gain (loss) attributable to noncontrolling interest	(139)	685	(273)	(275)

Net earnings attributable to Acxiom	16,511	12,292	29,844	23,267

Earnings per share attributable to Acxiom stockholders:

Basic	0.22	0.15	0.39	0.29

Diluted	0.21	0.15	0.38	0.29

Unusual items:

MENA disposal	-	2,512	-	2,512
Disposal of Netherlands and Portugal operations	-	(47)	-	(75)
Restructuring charges and other adjustments	32	-	192	272

Total unusual items, continuing operations	32	2,465	192	2,709

Earnings from continuing operations before income taxes
and excluding unusual items	26,869	23,832	48,666	39,238

Income taxes	10,477	9,531	18,978	15,692

Non-GAAP earnings from continuing operations	16,392	14,301	29,688	23,546

Earnings from discontinued operations, net of tax	-	1,138	-	2,054

Non-GAAP net earnings	16,392	15,439	29,688	25,600

Less: Net loss attributable to noncontrolling interest	(139)	(179)	(273)	(1,139)

Non-GAAP Net earnings attributable to Acxiom	16,531	15,618	29,961	26,739

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.21	0.19	0.40	0.33

Diluted	0.21	0.19	0.39	0.33

Diluted weighted average shares	77,025	81,597	77,541	81,805

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Income from operations	30,208	27,051	55,632	47,755

Unusual items	32	2,465	192	2,709

Income from operations before unusual items	30,240	29,516	55,824	50,464

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,
	2012	2011

Basic earnings per share from continuing operations:
Numerator - net earnings	16,372	11,839
Denominator - weighted-average shares outstanding	75,009	80,985
Basic earnings per share	0.22	0.15

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	16,511	12,292
Denominator - weighted-average shares outstanding	75,009	80,985
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.22	0.15

Diluted earnings per share from continuing operations:
Numerator - net earnings	16,372	11,839

Denominator - weighted-average shares outstanding	75,009	80,985
Dilutive effect of common stock options, warrants and restricted stock	2,016	612
	77,025	81,597

Diluted earnings per share from continuing operations	0.21	0.15

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	16,511	12,292

Denominator - weighted-average shares outstanding	75,009	80,985
Dilutive effect of common stock options, warrants, and restricted stock	2,016	612
	77,025	81,597

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.21	0.15

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended

	September 30,	September 30,
	2012	2011

Basic earnings per share from continuing operations:
Numerator - net earnings	29,571	20,938
Denominator - weighted-average shares outstanding	75,741	80,963
Basic earnings per share	0.39	0.26

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	29,844	23,267
Denominator - weighted-average shares outstanding	75,741	80,963
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.39	0.29

Diluted earnings per share from continuing operations:
Numerator - net earnings	29,571	20,938

Denominator - weighted-average shares outstanding	75,741	80,963
Dilutive effect of common stock options, warrants and restricted stock	1,800	842
	77,541	81,805

Diluted earnings per share from continuing operations	0.38	0.26

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	29,844	23,267

Denominator - weighted-average shares outstanding	75,741	80,963
Dilutive effect of common stock options, warrants, and restricted stock	1,800	842
	77,541	81,805

Diluted earnings per share - net earningsattributable to Acxiom stockholders	0.38	0.28

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,
Revenue:	2012	2011

Marketing and data services	194,409	195,857
IT Infrastructure management services	70,061	73,712
Other services	12,997	16,863

Total revenue	277,467	286,432

Income from continuing operations:

Marketing and data services	23,331	27,078
IT Infrastructure management services	8,520	5,091
Other services	(1,611)	(2,653)
Corporate	(32)	(2,465)

Total income from continuing operations	30,208	27,051

Margin:

Marketing and data services	12.0%	13.8%
IT Infrastructure management services	12.2%	6.9%
Other services	-12.4%	-15.7%

Total margin	10.9%	9.4%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,
Revenue:	2012	2011

Marketing and data services	380,148	380,853
IT Infrastructure management services	140,351	146,762
Other services	28,627	34,861

Total revenue	549,126	562,476

Income from continuing operations:

Marketing and data services	41,306	44,338
IT Infrastructure management services	17,351	9,338
Other services	(2,833)	(3,212)
Corporate	(192)	(2,709)

Total income from continuing operations	55,632	47,755

Margin:

Marketing and data services	10.9%	11.6%
IT Infrastructure management services	12.4%	6.4%
Other services	-9.9%	-9.2%

Total margin	10.1%	8.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2012	2012	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	188,404	229,648	(41,244)	(18.0%)
Trade accounts receivable, net	166,675	169,446	(2,771)	(1.6%)
Deferred income taxes	14,837	15,107	(270)	(1.8%)
Other current assets	58,990	57,804	1,186	2.1%

Total current assets	428,906	472,005	(43,099)	(9.1%)

Property and equipment	805,620	913,073	(107,453)	(11.8%)
Less - accumulated depreciation and amortization	569,340	659,700	(90,360)	(13.7%)

Property and equipment, net	236,280	253,373	(17,093)	(6.7%)

Software, net of accumulated amortization	16,280	13,211	3,069	23.2%
Goodwill	382,272	382,285	(13)	(0.0%)
Purchased software licenses, net of accumulated amortization	23,791	25,294	(1,503)	(5.9%)
Deferred costs, net	52,286	61,977	(9,691)	(15.6%)
Data acquisition costs	11,985	15,009	(3,024)	(20.1%)
Other assets, net	2,933	3,697	(764)	(20.7%)

	1,154,733	1,226,851	(72,118)	(5.9%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	22,492	26,336	(3,844)	(14.6%)
Trade accounts payable	17,781	31,030	(13,249)	(42.7%)
Accrued payroll and related expenses	39,382	54,839	(15,457)	(28.2%)
Other accrued expenses	81,073	77,062	4,011	5.2%
Deferred revenue	47,432	59,949	(12,517)	(20.9%)
Income taxes	2,499	16,400	(13,901)	(84.8%)

Total current liabilities	210,659	265,616	(54,957)	(20.7%)

Long-term debt	244,347	251,886	(7,539)	(3.0%)

Deferred income taxes	89,578	93,039	(3,461)	(3.7%)

Other liabilities	4,354	4,455	(101)	(2.3%)

Stockholders' equity:
Common stock	12,094	12,003	91	0.8%
Additional paid-in capital	872,389	860,165	12,224	1.4%
Retained earnings	566,203	536,359	29,844	5.6%
Accumulated other comprehensive income	13,652	13,601	51	0.4%
Treasury stock, at cost	(858,378)	(810,381)	(47,997)	(5.9%)
Total Acxiom stockholders' equity	605,960	611,747	(5,787)	(0.9%)
Noncontrolling interest	(165)	108	(273)	(252.8%)

Total equity	605,795	611,855	(6,060)	(1.0%)

	1,154,733	1,226,851	(72,118)	(5.9%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2012	2011

Cash flows from operating activities:
Net earnings	16,372	12,977
Non-cash operating activities:
Depreciation and amortization	29,236	34,959
Loss on disposal or impairment of assets	1	2,888
Deferred income taxes	(2,063)	1,098
Non-cash stock compensation expense	3,150	2,845
Changes in operating assets and liabilities:
Accounts receivable	6,551	(6,054)
Other assets	(3,339)	3,925
Deferred costs	(627)	(445)
Accounts payable and other liabilities	(4,668)	9,750
Deferred revenue	(5,378)	(4,229)
Net cash provided by operating activities	39,235	57,714
Cash flows from investing activities:
Disposition of operations	-	(1,043)
Capitalized software	(4,074)	(991)
Capital expenditures	(8,178)	(12,134)
Data acquisition costs	(1,396)	(1,774)
Net cash used by investing activities	(13,648)	(15,942)
Cash flows from financing activities:
Payments of debt	(6,682)	(81,463)
Sale of common stock	3,974	2,779
Acquisition of treasury stock	(14,003)	(34,100)
Net cash used by financing activities	(16,711)	(112,784)
Effect of exchange rate changes on cash	246	(919)

Net change in cash and cash equivalents	9,122	(71,931)
Cash and cash equivalents at beginning of period	179,282	191,094
Cash and cash equivalents at end of period	188,404	119,163

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,277	5,742
Income taxes	19,971	4,289
Payments on capital leases and installment payment arrangements	4,384	4,184
Payments on software and data license liabilities	130	124
Other debt payments	2,168	2,155
Prepayment of debt	-	75,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	944

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2012	2011

Cash flows from operating activities:
Net earnings	29,571	22,992
Non-cash operating activities:
Depreciation and amortization	60,231	70,254
Loss on disposal or impairment of assets	25	2,893
Deferred income taxes	(3,466)	1,135
Non-cash stock compensation expense	5,803	5,200
Changes in operating assets and liabilities:
Accounts receivable	1,942	(9,676)
Other assets	(4,736)	(4,592)
Deferred costs	(1,274)	(831)
Accounts payable and other liabilities	(38,132)	6,071
Deferred revenue	(12,596)	(2,978)
Net cash provided by operating activities	37,368	90,468
Cash flows from investing activities:
Disposition of operations		(1,043)
Capitalized software	(7,747)	(1,520)
Capital expenditures	(11,716)	(24,711)
Data acquisition costs	(3,698)	(4,550)
Net cash paid in acquisitions	-	(255)
Net cash used by investing activities	(23,161)	(32,079)
Cash flows from financing activities:
Payments of debt	(13,538)	(113,775)
Sale of common stock	5,735	2,818
Acquisition of treasury stock	(47,100)	(34,100)
Contingent consideration paid for prior acquisitions	(287)	(326)
Net cash used by financing activities	(55,190)	(145,383)
Effect of exchange rate changes on cash	(261)	(866)

Net change in cash and cash equivalents	(41,244)	(87,860)
Cash and cash equivalents at beginning of period	229,648	207,023
Cash and cash equivalents at end of period	188,404	119,163

Supplemental cash flow information:
Cash paid during the period for:
Interest	6,500	11,331
Income taxes	36,134	5,387
Payments on capital leases and installment payment arrangements	8,946	8,978
Payments on software and data license liabilities	259	491
Other debt payments	4,333	4,306
Prepayment of debt	-	100,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,157	4,691

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	YTD FY2013	TTM 9/30/11	TTM 9/30/12

Net cash provided (used) by operating activities	32,754	57,714	82,540	56,443	229,451	(1,867)	39,235	37,368	196,733	176,351

Less:
Disposition of operations	-	(1,043)	-	73,468	72,425	-	-	-	(1,043)	73,468
Capitalized software	(529)	(991)	(1,647)	(2,095)	(5,262)	(3,673)	(4,074)	(7,747)	(3,508)	(11,489)
Capital expenditures	(12,577)	(12,134)	(14,436)	(12,444)	(51,591)	(3,538)	(8,178)	(11,716)	(53,246)	(38,596)
Data acquisition costs	(2,776)	(1,774)	(3,999)	(3,763)	(12,312)	(2,302)	(1,396)	(3,698)	(10,965)	(11,460)
Payments on capital leases and installment payment arrangements	(4,794)	(4,184)	(4,709)	(4,644)	(18,331)	(4,562)	(4,384)	(8,946)	(19,956)	(18,299)
Payments on software and data license liabilities	(367)	(124)	(125)	(2,300)	(2,916)	(129)	(130)	(259)	(4,750)	(2,684)
Other required debt payments	(2,151)	(2,155)	(2,159)	(2,164)	(8,629)	(2,165)	(2,168)	(4,333)	(8,603)	(8,656)

Total	9,560	35,309	55,465	102,501	202,835	(18,236)	18,905	669	94,662	158,635

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

									Q2 FY13 to Q2 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	YTD FY2013%		$
Revenue:
Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	380,148	-0.7%	(1,448)
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	140,351	-5.0%	(3,651)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	28,627	-22.9%	(3,866)
Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	549,126	-3.1%	(8,965)

Operating costs and expenses:
Cost of revenue	218,289	217,487	213,925	213,788	863,489	209,326	209,886	419,212	-3.5%	(7,601)
Selling, general and administrative	36,807	39,429	36,318	38,577	151,131	36,749	37,341	74,090	-5.3%	(2,088)
Impairment of goodwill and other intangibles	-	-	17,803	-	17,803	-	-	-		0
Gains, losses and other items, net	244	2,465	(2,671)	12,600	12,638	160	32	192	-98.7%	(2,433)

Total operating costs and expenses	255,340	259,381	265,375	264,965	1,045,061	246,235	247,259	493,494	4.7%	12,122

Income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	55,632	11.7%	3,157
% Margin	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	10.1%
Other expense
Interest expense	(5,455)	(4,719)	(3,883)	(3,391)	(17,448)	(3,240)	(3,317)	(6,557)	29.7%	1,402
Other, net	(87)	(965)	(98)	(219)	(1,369)	(547)	(54)	(601)	94.4%	911
Total other expense	(5,542)	(5,684)	(3,981)	(3,610)	(18,817)	(3,787)	(3,371)	(7,158)	40.7%	2,313

Earnings from continuing operations before income taxes	15,162	21,367	11,537	18,680	66,746	21,637	26,837	48,474	25.6%	5,470
Income taxes	6,063	9,528	9,700	3,838	29,129	8,438	10,465	18,903	-9.8%	(937)

Net earnings from continuing operations	9,099	11,839	1,837	14,842	37,617	13,199	16,372	29,571	38.3%	4,533

Earnings from discontinued operations, net of tax	916	1,138	814	31,031	33,899	-	-	-	-100.0%	(1,138)

Net earnings	10,015	12,977	2,651	45,873	71,516	13,199	16,372	29,571	26.2%	3,395

Less: Net earnings (loss) attributable
to noncontrolling interest	(960)	685	(5,279)	(193)	(5,747)	(134)	(139)	(273)	-120.3%	(824)

Net earnings attributable to Acxiom	10,975	12,292	7,930	46,066	77,263	13,333	16,511	29,844	34.3%	4,219

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.13	0.15	0.10	0.58	0.96	0.17	0.21	0.38	40.0%	0.06

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

									Q2 FY13 to Q2 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	YTD FY2013%		$

Revenue:

Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	380,148	-1%	(1,448)
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	140,351	-5%	(3,651)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	28,627	-23%	(3,866)

Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	549,126	-3%	(8,965)

Income (loss) from operations:

Marketing and data services	17,260	27,078	21,388	30,094	95,820	17,975	23,331	41,306	-14%	(3,747)
IT Infrastructure management services	4,247	5,091	9,795	5,855	24,988	8,831	8,520	17,351	67%	3,429
Other services	(559)	(2,653)	(533)	(1,059)	(4,804)	(1,222)	(1,611)	(2,833)	39%	1,042
Corporate	(244)	(2,465)	(15,132)	(12,600)	(30,441)	(160)	(32)	(192)	99%	2,433

Total income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	55,632	12%	3,157

Margin:

Marketing and data services	9.3%	13.8%	11.4%	14.8%	12.4%	9.7%	12.0%	10.9%
IT Infrastructure management services	5.8%	6.9%	12.7%	8.7%	8.6%	12.6%	12.2%	12.4%
Other services	-3.1%	-15.7%	-3.3%	-6.5%	-7.1%	-7.8%	-12.4%	-9.9%

Total	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	10.1%